UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2005

SkyBridge Wireless, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26755 (Commission File Number)	88-0391722 (IRS Employer Identification No.)

6565 Spencer Street, #205 Las Vegas, NV 89119
(Address of Principal Executive Offices)
(Zip Code)

(702) 897-8704
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 - Other Events

Item 8.01 Other Events

On June 22, 2005, the stockholders of SkyBridge Wireless, Inc. (the “Registrant”) listed below agreed to cancel the outstanding balance of debts owed to them by the Registrant in exchange for issuance to them of shares of common stock of the Registrant. The names of such stockholders, the amount of the debt that was cancelled, and the number of shares that were issued to such stockholders are as follows:

Name of Stockholder	Amount of debt cancelled	Number of shares issued
James A. Wheeler	$120,000	107,142,857
Jason L. Neiberger	$60,000	53,571,429
Executive Management Services	$30,000	23,076,923

James A. Wheeler is also a director and officer of the Registrant. Pursuant to Section 78.140 of the Nevada Revised Statutes, the issuance of the above shares to Mr. Wheeler was authorized by the board of directors of the Registrant after having been made aware of Mr. Wheeler’s financial interests in such transaction and without counting the vote of Mr. Wheeler.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.
    Not applicable
(b) Pro forma financial information.
    Not applicable
(c) Exhibits
    Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYBRIDGE WIRELESS, INC.

Date: July 5, 2005	By:	/s/ James A. Wheeler
James A. Wheeler
Chief Executive Officer